STOCK PURCHASE AGREEMENT
Stock  Purchase Agreement (the “Agreement”) entered into as of the ___ day of December 2007 (the “Effective Date”) by and between IElement Corporation, a Nevada corporation (the “Seller”) and Ivan Zweig (the “Buyer”) and, IElement, Inc., a Nevada corporation (the “Target”)

RECITALS

       A.    Seller is owner of all of the Target’s outstanding capital stock (the “Shares”) such that Target is a wholly-owned subsidiary of the Seller.

B.            Seller desires to sell, assign and transfer, and Buyer desires to purchase, the Shares upon the terms and conditions herein provided.

NOW, THEREFORE, in consideration of the mutual covenants, undertakings, representations and warranties herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Recitals.  The above recitals are true and correct and incorporated herein.

2. Purchase and Sale.

2.1. Subject to the terms and conditions hereof, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Shares for the consideration set forth below.

2.2. As consideration for the Share purchase, Buyer shall:

2.2.1. Assume, through Target, those liabilities of the Target set forth on Schedule 2.2.1 attached hereto.

2.2.2. Release Seller and Seller shall release Buyer from any and all liability under that certain Employment Agreement between the Seller and Buyer dated January 1, 2007 as disclosed in the Seller’s Form 8-K filed with the Securities Exchange Commission (the “SEC”) on April 20, 2007 (the “Employment Release”).

2.2.3. Release Seller and Seller shall release Buyer from any and all liability under that certain Consulting Agreement between the Seller and Kramerica Capital Corporation (“Kramerica”) dated January 1, 2007 as disclosed in the Seller’s Form 8-K filed with the SEC on April 20, 2007 (the “Kramerica Release”).  Buyer owns 100% of the equity of Kramerica Capital Corporation and as such has full power and authority, on behalf of Kramerica, to enter into this Agreement.

2.2.4. The relinquishment and cancellation of all stock options and warrants by Buyer for the purchase of the stock of Seller.

2.2.5. An indemnification agreement by Buyer in favor of Seller in which Buyer agrees to indemnify Seller for any and all liabilities of Seller, which liabilities are not listed on Schedule 2.2.6 hereto and which liability arose prior to the Closing hereof.

2.3. The closing of the sale of Shares by Sellers to Buyer as contemplated herein (the “Closing”) shall take place on or before December ___, 2007 (the “Closing Date”) at the office of Target or Target’s legal counsel, subject to the satisfaction or waiver of the conditions precedent to the Closing set forth in Section 5 of this Agreement.  At the Closing:

2.3.1. Seller shall deliver or cause to be delivered to Buyer, free and clear of any Liens, one or more certificates representing the Shares, duly endorsed or accompanied by stock powers or other  instruments of transfer duly executed for transfer to the Buyer, together with any Tax or transfer stamps or other documents or actions necessary to accomplish the foregoing; and

2.3.2. Buyer shall deliver or cause to be delivered to Seller a Release substantially in the form attached hereto as Exhibit”A”, in connection with the Employment Release.

2.3.3. Buyer shall deliver or cause to be delivered to Seller a Release substantially in the form attached hereto as Exhibit”B”, in connection with the Kramerica Release

2.3.4. Buyer shall deliver or cause to be delivered to Seller an Indemnification substantially in the form attached hereto as Exhibit “C”.

2.3.5. Buyer shall deliver or cause to be delivered to Seller a resignation by Buyer as an officer and director of Seller (which is contained in Exhibit “A”).

2.4. The Buyer shall be entitled to deduct and withhold from the amounts otherwise paid to a Seller such amounts that may be required to be deducted and withheld with respect to the making of such payment under any Tax Law.  To the extent that amounts are so withheld and paid over to the appropriate taxing authority, such amounts so required to be deducted and withheld shall be treated for the purposes of this Agreement as having been paid to such Seller.

3. Buyer’s Representations.  Buyer hereby represents and warrants to the Seller that:

3.1. Buyer has all requisite right, power, authority and capacity to enter into this Agreement and to perform all of his obligations hereunder.  This Agreement is a valid and binding agreement of Buyer, enforceable in accordance with its terms.

3.2. He has full legal right, power and authority to enter into this Agreement and to consummate or cause to be consummated the obligations contemplated in this Agreement.

3.3. No consents, approvals, orders or authorizations of any governmental authority are required in connection with the execution, delivery and performance by Buyer of this Agreement or the consummation of any of the transactions contemplated hereby.

3.4. The representations and warranties made in this Agreement by Buyer will be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date except that any such representations and warranties which expressly relate to an earlier date shall be true as of such earlier date.

4. Seller’s Representations. Seller hereby represents and warrants to Buyer that:

4.1.  Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.  It has full power and authority to execute and deliver this Agreement and any other instruments to be executed and delivered by Buyer in connection herewith and therewith and to consummate the transactions contemplated hereby and thereby and all acts required to be taken by or on the part of Seller to carry out this Agreement, and such other instruments and transactions contemplated hereby and thereby have been duly and properly taken; and this Agreement has been, and such other instruments will be, duly executed and delivered by Seller.  This Agreement and such other instruments will constitute legal, valid and binding obligations of Seller, enforceable in accordance with their respective terms (subject, as to the enforcement or remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally from time to time in effect).

4.2. No Conflict.  The execution, delivery and performance of this Agreement by Seller will not (i) violate any provisions of any applicable Law (including any foreign law or regulation), judgment, decree or order or (ii) conflict with, or result in any breach of, any of the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation of Seller, or any agreement, instrument, arrangement, contract, obligation, commitment or understanding to which Seller is a party or by which any properties of Seller is bound.

4.3. No Consent.  No consent, approval or agreement of any person, party, court, government or entity is required to be obtained by Seller in connection with the execution and delivery of this Agreement or the performance by Seller hereunder.

4.4. Shares.  Seller is the owner of the Shares will deliver such Shares to Buyer free and clear of any direct or indirect claims, liens, security interests, charges, pledges or encumbrances of any nature whatsoever. All of the Shares are validly issued to the Seller, fully paid and nonassessable.  There are no existing options, calls or commitments of any character relating to the Shares or the Target.

4.5. Financial Statements.  Seller has provided to Buyer the compiled financial statements of  Seller (the " Seller Financial Statements"), including balance sheets, statements of operations, statements of retained earnings for the years ended March 31, 2006 and 2007, and for the interim period ended September 30, 2007 (said balance sheets being hereinafter referred to as the " Seller Balance Sheet").  As the CEO of Seller, Buyer has been intimately involved in the operations and management of Seller and Target.  Therefore these Seller financial Statements are presented without warranty and Buyer represents that he has had the opportunity to independently examine such statements and accepts them “where-is-as-is”. Seller makes no representation whatsoever of the future or past performance of its business or of Target’s business, or any of the business’ customers or clients, based on historical financial data or results, or otherwise.

4.6. The Target.  Seller hereby represents and warrants to Buyer that:

4.6.1. The Target is duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to carry on its business as now being conducted.

4.6.2. The authorized capital stock of the Target consists of Thirty Million (30,000,000) shares of Target Common Stock, par value $.001 per share, 3,000,000 of which are outstanding.  Except as set forth above, no shares of capital stock or other equity securities of the Target are issued, reserved for issuance or outstanding.  All outstanding shares of capital stock of the Target are duly authorized, validly issued, fully paid and nonassessable and not subject to pre-emptive rights.  There are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Target having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Target may vote.  Except as set forth above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Target is a party or by which it is bound obligating the Target  to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Target  or obligating the Target  to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.  There are no outstanding contractual obligations, commitments, understandings or arrangements of the Target  to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of the Target.

4.7. Representations True on the Closing Date.  The representations and warranties made in this Agreement by Seller will be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date except that any such representations and warranties which expressly relate to an earlier date shall be true as of such earlier date.

5. Covenants of the Buyers and the Seller.

5.1. Confidentiality.  Each party shall maintain the confidentiality of Confidential Information in accordance with procedures adopted by such party in good faith to protect confidential information of third parties delivered to such party, provided that such party may deliver or disclose Confidential Information to (i) such party’s representatives, members of its investment committees, advisory committees, and similar bodies, and Persons related thereto, who are informed of the confidentiality obligations of this Section 5.1; provided, that such party shall be responsible for any disclosure made by any of the foregoing as if it had been made by such party, (ii) any Governmental Authority having jurisdiction over such party to the extent required by applicable Law or (iii) any other Person to which such delivery or disclosure may be necessary (A) to effect compliance with any Law applicable to such party, or (B) in response to any subpoena or other legal process, provided that, in the cases of clauses (ii) and (iii) above, the disclosing party shall provide each other party with prompt written notice thereof so that the appropriate party may seek (with the cooperation and reasonable efforts of the disclosing party) a protective order, confidential treatment or other appropriate remedy, and in any event shall furnish only that portion of the information which is reasonably necessary for the purpose at hand and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information to the extent reasonably requested by any other party.

5.2. Publicity.  Except as may be required by the SEC or NASDAQ rules or the rules of any other quotation system or exchange on which the Seller’s securities are listed or applicable Law, the Seller shall not issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or any other ancillary agreements, which announcement names any party without its prior approval.  If any announcement is required by applicable Law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

5.3. Further Assurances.  Following the Closing Date, each party shall, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably be requested by any other party, to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the purchase and sale of Shares contemplated hereby, or otherwise to carry out the intent and purposes of this Agreement.

6. Conditions to Close.

6.1. The obligations of Buyer to proceed with the closing of the transaction herein contemplated are subject to the fulfillment at or prior to the closing of each of the following conditions:

6.1.1. All representations and warranties of Sellers made in or pursuant to this Agreement shall be true and correct at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date;

6.1.2. Sellers shall have performed, observed and complied with all the obligations and conditions required by this Agreement to be performed, observed or complied with by him at or prior to the Closing Date; and

6.1.3. There shall be no actions, proceedings, suits or investigations pending or threatened to restrain or prohibit the transaction herein contemplated.

6.2. The obligations of Sellers to proceed with the closing of the transaction herein contemplated are subject to the fulfillment at or prior to the closing of each of the following conditions:

6.2.1. All representations and warranties of Buyer made in or pursuant to this Agreement shall be true and correct at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date; and

6.2.2. Buyer shall have performed, observed and complied with all of the obligations and conditions required by this Agreement to be performed, observed or complied with by it at or prior to the Closing Date.

7. No Brokers.                                 The Parties represent and warrant to each other that there are no real estate brokers, salesmen or finders.

8. Indemnification.  The Seller shall defend, indemnify and hold harmless Buyer against and in respect of any and all loss, damage, liability, fine, penalty, cost and expense, including reasonable attorneys' and accountants’ fees (in a mediation, arbitration, court of original jurisdiction and/or one or more courts of appellate jurisdiction) and amounts paid in settlement, suffered or incurred by reason of, or arising out of any misrepresentation, breach of warranty or representation, or breach or non-fulfillment of any agreement, covenant or obligation of Seller and/or Target in this Agreement (without regard to thresholds contained therein).  In addition, Seller shall defend, indemnify and hold harmless Buyer against and in respect of any and all loss, damage, liability, fine, penalty, costs and expense, including reasonable attorneys’ and accountants’ fees (in a mediation, arbitration, court of original jurisdiction and/or one or more courts of appellate jurisdiction) by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of Seller, if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Seller and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the Seller and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

Should any claim or action by a third party arise after the Closing for which Seller and/or the Target is or may be liable pursuant to the terms of this Agreement, Buyer shall notify Seller within ten (10) days after such claim or action is known to Buyer, and shall give Seller a reasonable opportunity to participate in any proceedings and to settle or defend any such claim or action.  The expenses of Seller’s participation in all proceedings, contests or lawsuits with respect to such claims or actions shall be borne by Seller.

If Seller wishes to assume the defense of such claim or action, such Seller shall give written notice to Buyer within ten (10) days after notice from Buyer of such claim or action, and such Seller shall thereafter assume the defense of any such claim or liability, through counsel reasonably satisfactory to Buyer, provided that Buyer may participate in such defense at Buyer’s own expense, and such Seller shall, in any event, have the right to control the defense of the claim or action.  If Seller does not assume the defense of, or if after so assuming it shall fail to defend any such claim or action, Buyer may defend against any such claim or action in such manner as Buyer may deem appropriate and Buyer may settle such claim or litigation on such terms as Buyer may deem appropriate.  Notwithstanding the foregoing, any such settlement shall be deemed approved by Seller if such Seller fails to object thereto, by written notice to Buyer, within fifteen (15) days after such Seller’s receipt of a written summary of such settlement.  Seller shall promptly reimburse Buyer for one hundred percent (100%) of the amount of all costs and expenses, legal, accounting, and otherwise, incurred by Buyer in connection with the defense and settlement of such claim or action to the extent they are covered by the indemnification hereunder.  If a non-appealable judgment is rendered against Buyer or Target in any action covered by the indemnification hereunder, or any lien attaches to any of the assets of Buyer or the Target, Seller shall immediately upon such entry or attachment, pay such judgment in full or discharge such lien.  Seller shall promptly reimburse Buyer for one hundred percent (100%) of the amount of all costs and expenses, legal, accounting, and otherwise, incurred by Buyer in connection with the appeal of any action covered by the indemnification hereunder.  If and when a final judgment is rendered in any such action, Seller shall forthwith pay such judgment or discharge such lien before Buyer is compelled to do so.  Buyer’s failure to give any notice or to take any action hereunder shall not be deemed a waiver of any of Buyer’s rights hereunder provided that notice was in fact given in time for Seller to timely proceed as provided herein.

In furtherance of Seller’s obligations in this Section 8, Seller agrees to maintain and keep current its directors and officers insurance policy.  In addition, in the event of a change of control of Seller, Seller shall insure that appropriate directors and officers insurance is in place which covers prior officers and directors, including Buyer

9. Survival of Representations and Warranties.  The representations, warranties, agreements and indemnifications of the Parties in this Agreement or in any writing delivered pursuant to the provisions of this Agreement shall survive any investigation heretofore or hereafter made by the Parties and the consummation of the transactions contemplated herein and shall continue in full force and effect after the Closing.

10. Notices.   All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to IElement Corporation:

Susan Purcel

Chief Executive Officer

IElement Corporation

Fax No.: _________________

With a copy to:

Jay Biagi

Monahan and Biagi

Columbia Center

701 Fifth Ave.

Suite 2800

Seattle, WA 98104-7003

Fax No.: 206 587-5710

If to Ivan Zweig:

6502 Duffield Drive

Dallas, TX 75248

Fax No.: 214-254-3521

With a copy to:

________________________

Fax No.: _________________

If to IElement Inc.:

6502 Duffield Drive

Dallas, TX 75248

Fax No.: 214-254-3521

With a copy to:

________________________

Fax No.: _________________

All such notices and other communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of a telecopy, when the party receiving such telecopy shall have confirmed receipt of the communication, (iii) in the case of delivery by nationally-recognized, overnight courier, on the Business Day following dispatch, and (iv) in the case of mailing, on the third Business Day following such mailing.  For purposes of this Agreement, "Business Day" shall mean any day, other than a Saturday, Sunday or legal holiday, on which banks are permitted to close in Houston, Texas.

11. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

12. Entire Agreement/Merger Clause.  This Agreement and all Exhibits attached hereto and incorporated herein by reference supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement among the Parties with respect to the matters covered hereby.  All Exhibits and Schedules shall be a part of this Agreement and shall be incorporated herein by reference

13. Amendments.  This Agreement shall not be altered or amended except by a written instrument signed by or on behalf of all of the Parties

14. Construction.

14.1. No ambiguity in any provision hereof shall be construed against a Party by reason of the fact it was drafted by such Party or its counsel

14.2. References to "including” means including without limiting the generality of any description preceding such term.

14.3. For purposes of this Agreement the words "herein", "hereby", "hereunder", "herewith", "hereafter" and "hereinafter" refer to this Agreement in its entirety, and not to any particular subsection or paragraph, unless so required by the context.

14.4. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the Parties any rights or remedies under or by reason of this Agreement.

15. Jurisdiction and Venue.  This Agreement shall be for all purposes a Texas document and shall be construed pursuant to the laws of the State of Texas, without regard to any conflict of law rule or principle that would give effect to the laws of another jurisdiction.  Accordingly, all of the provisions of this Agreement administered according to and its validity and effect shall be determined under the laws of the State of Texas.

16. Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, executors, legal representatives, and successors.  Buyer may assign this Agreement or any rights hereunder, in whole or in part.  It is contemplated that Buyer shall assign this Agreement to a newly formed wholly owned subsidiary.  Seller may not assign this Agreement or any rights hereunder.

17. Legal Effect.  All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable.  If any terms of this Agreement not essential to the commercial purpose of this Agreement, shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the Parties that the remaining terms hereof shall constitute their agreement with respect to the subject matter hereof and all such remaining terms shall remain in full force and effect.  To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision that will implement the commercial purpose of the illegal invalid or unenforceable provision.

18. Waiver.  Any term or condition of this Agreement may be waived at any time by the Party entitled to the benefit thereof, provided that such waiver is in writing signed by waiving Party. No failure on the part of a Party to exercise, and no delay in exercising, any right, power or remedy created hereunder, shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or remedy by any such party preclude any other future exercise thereof or the exercise of any other right, power or remedy.  No waiver by a Party to any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

19. Expenses.  Each Party shall bear its own legal expenses and costs in connection herewith

20. Attorneys Fees.  In the event either Party shall be required to retain the services of an attorney to enforce any of its rights hereunder, the prevailing Party shall be entitled to receive from the other Party, all costs and expenses including, but not limited to, court costs and attorney's fees (whether in a court of original jurisdiction or one or more courts of appellate jurisdiction) incurred by it in connection therewith

21. Relationship.  Nothing contained in this Agreement shall be construed to be or to create a partnership, joint venture or relationship between Seller and Buyer other than as Buyer and Seller of the Shares in accordance with this Agreement.

22. Exhibits and Schedules.  All Exhibits and Schedules referenced in this Agreement are hereby incorporated into this Agreement for all purposes.

23. WAIVER OF JURY TRIAL.  THE PARTIES KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES' ACCEPTANCE HEREOF.

The Parties have executed this Agreement on the day first above written.

IElement Corporation:

By:
Name:
Title:

IElement Inc.:

By:
Name:
Title:

Ivan Zweig

EXHIBIT A

EXHIBIT B

Schedule 2.2.1

Any and all liabilites known and unknown of IElement, Inc. and of its parent IElement Corporation as of the date this Agreement becomes effective except the liabilities as listed in Exhibit A to the IElement Master Terms and Escrow Agreement under the terms of which this Stock Purchase Agreement becomes effective.